Exhibit 99.1
Motorola Reports Second-Quarter Financial Results
•	Second-quarter sales of $5.5 billion

•	Second-quarter GAAP earnings from continuing operations of $0.01 per share, including net income of $0.02 per share from highlighted items

•	Total cash of $6.5 billion, a sequential increase of $360 million

•	Increased cost reduction plan by $100 million; now expect total cost savings of $1.8 billion for 2009

•	Home and Networks Mobility sales of $2.0 billion; operating earnings of $153 million

•	Mobile Devices sales of $1.8 billion; shipped 14.8 million handsets; operating loss of $253 million, improved by 50 percent sequentially

•	Enterprise Mobility Solutions sales of $1.7 billion; operating earnings of $227 million
SCHAUMBURG, Ill. — July 30, 2009 — Motorola, Inc. (NYSE: MOT) today reported sales of $5.5 billion in the second quarter of 2009. The GAAP earnings from continuing operations in the second quarter of 2009 were $26 million, or $0.01 per share. The GAAP earnings from continuing operations includes net income of $0.02 per share from highlighted items, which are outlined in the table at the end of the press release.
Total cash* at the end of the second quarter was $6.5 billion, an increase of $360 million compared to the end of the first quarter. The Company generated $150 million of positive operating cash flow during the quarter and expects to continue to generate positive cash flow in the second half of the year.
Greg Brown, co-CEO of Motorola and CEO of Broadband Mobility Solutions, said, “In Broadband Mobility Solutions, we continued to lead in our key markets and delivered solid results in a very challenging economic environment. We further reduced our cost structure, improved our operating margins and decreased inventory on a sequential basis. We also continued to focus our R&D efforts on innovation in areas such as next-generation public safety, enterprise mobile computing, enhanced broadband video and 4G wireless.”
Sanjay Jha, co-CEO of Motorola and CEO of Mobile Devices, added, “We have agreements in place with carriers and remain on track to bring our new smartphone devices to market for the holiday selling season. We are also excited about our 2010 portfolio and are pleased with the customer feedback. In Mobile Devices, we improved the operating loss, reflecting a lower cost structure, and substantially reduced cash consumption as compared to the first quarter.”

Operating Results
Mobile Devices segment sales were $1.8 billion, down 45 percent compared to the year-ago quarter. The GAAP operating loss was $253 million, compared to an operating loss of $346 million in the year-ago quarter. The segment reduced its operating loss by 50 percent sequentially from $509 million in the first quarter of 2009.
Mobile Devices highlights:
•	Shipped 14.8 million handsets; estimated global handset market share of 5.5 percent

•	Continued progress on differentiated smartphone devices targeted to launch in the fourth quarter of 2009

•	Launched the CDMA Rival™ A455, a side-slider with one-touch messaging access and QWERTY keyboard; and the 3G Karma™ QA1, a slide-out QWERTY with one-click access to Facebook and MySpace

•	Launched the iDEN Clutch™ i465, Motorola’s first device that combines the power of push-to-talk and the convenience of a QWERTY keyboard
Home and Networks Mobility segment sales were $2.0 billion, down 27 percent compared to the year-ago quarter. GAAP operating earnings were $153 million, compared to operating earnings of $245 million in the year-ago quarter.
Home and Networks Mobility highlights:
•	Shipped 3.7 million digital entertainment devices

•	Launched the world’s first retail DOCSIS® 3.0 cable modem

•	Surpassed cumulative WiMAX CPE shipments of 650,000 units

•	Announced an all-fiber enterprise passive optical LAN solution designed to reduce network cost and complexity
Enterprise Mobility Solutions segment sales were $1.7 billion, down 17 percent compared to the year-ago quarter. GAAP operating earnings were $227 million, compared to operating earnings of $377 million in the year-ago quarter.
Enterprise Mobility Solutions highlights:
•	Shipped APX™ 7000, a new portable radio platform for the public safety market, which provides multi-band functionality for system interoperability and unmatched volume and audio clarity for extreme environments

•	Released Capacity Plus software for MOTOTRBO™, a digital trunked radio solution for enterprise users, greatly increasing single-site capacity for critical voice and data communication

•	Released the world’s first TETRA base station supporting TETRA Enhanced Data Services with IP-over-Ethernet connectivity

•	Secured public safety awards from the State of Missouri, German Ministry of Interior (Berlin), City of Hamilton in Ontario Canada, and West Australian Police
Third-Quarter 2009 Outlook
The Company’s outlook for third-quarter earnings from continuing operations is $(0.01) to $0.01 per share. This outlook excludes charges associated with the Company’s operating expense reduction initiatives, as well as any other items of the variety typically highlighted by the Company in its quarterly earnings releases.
Consolidated GAAP Results
A comparison of results from operations is as follows:

	Second Quarter
(In millions, except per share amounts)	2009	2008
Net sales	$5,497	$8,082
Gross margin	1,710	2,325
Operating earnings	10	5
Earnings from continuing operations**	26	4
Net earnings**	26	4
Diluted earnings per common share:
Continuing operations	$0.01	$0.00

Weighted average diluted common shares outstanding	2,306.4	2,269.5
Highlighted Items
The table of highlighted items for the second quarter of 2009 is as follows:

EPS Impact
Exp/(Inc)
Gain on Sigma Fund investments	$(0.02)
Legal settlement	(0.02)
Adjustment to software/silicon platform
consolidation reserves	(0.01)
Reorganization of business and similar charges	0.02
Facility impairment	0.02
Tax-related benefit	(0.01)

$(0.02)

Conference Call and Webcast
Motorola will host its quarterly conference call beginning at 8:00 a.m. Eastern Time (USA) on Thursday, July 30, 2009. The conference call will be webcast live with audio and slides at www.motorola.com/investor.
Business Risks
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about: cost savings and financial impact from cost-reduction actions, levels of cash generation and consumption in 2009, the timing and impact of the launch of new products and Motorola’s financial outlook for the third quarter of 2009. Motorola cautions the reader that the risk factors below, as well as those on pages 18 through 30 in Item 1A of Motorola’s 2008 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to: (1) the Company’s ability to improve financial performance and increase market share in its Mobile Devices business; (2) the level of demand for the Company’s products, particularly in light of global economic conditions which may lead consumers, businesses and governments to defer purchases in response to tighter credit and negative financial news; (3) the Company’s ability to introduce new products and technologies in a timely manner; (4) the possible negative effects on the Company’s business operations, financial performance or assets as a result of its plan to create two independent, publicly traded companies; (5) unexpected negative consequences from the Company’s ongoing restructuring and cost reduction activities, including as a result of significant restructuring at the Mobile Devices business; (6) negative impact on the Company’s business from the global financial crisis and tightening in the credit markets, which may include: (i) the inability of customers to obtain financing for purchases of the Company’s products; (ii) the viability of the Company’s suppliers that may no longer have access to necessary financing; (iii) reduced value of investments held by the Company’s pension plan and other defined benefit plans; (iv) fair and/or actual value of the Company’s debt and equity investments differing significantly from the fair values currently assigned to them; (v) counterparty failures negatively impacting the Company’s financial position; (vi) difficulties or increased costs for the Company in obtaining financing; and (vii) the inability of the Company to sell accounts receivable and long-term receivables in volumes and on terms comparable to historical practices; (7) the economic outlook for the telecommunications and broadband industries; (8) the Company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (9) risks related to dependence on certain key suppliers; (10) the impact on the Company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (11) risks related to the Company’s high volume of manufacturing and sales in Asia; (12) the creditworthiness of the Company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) variability in income received from licensing the Company’s intellectual property to others, as well as expenses incurred when the Company licenses intellectual property from others; (14) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (15) the impact of foreign currency fluctuations, including the negative impact of the strengthening U.S. do llar on the Company when competing for business in foreign markets; (16) the impact on the Company from continuing hostilities in countries where the Company does business; (17) the impact on the Company from ongoing consolidation in the telecommunications and broadband industries; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) negative consequences from the Company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
Definitions
*“Total cash” equals Cash and cash equivalents plus Sigma fund (current and non-current) plus Short-term investments.
**Amounts attributable to Motorola, Inc. common shareholders
About Motorola
Motorola is known around the world for innovation in communications and is focused on advancing the way the world connects. From broadband communications infrastructure, enterprise mobility and public safety solutions to high-definition video and mobile devices, Motorola is leading the next wave of innovations that enable people, enterprises and governments to be more connected and more mobile. Motorola (NYSE: MOT) had sales of $30.1 billion in 2008. For more information, please visit www.motorola.com.
# # #
Media contact:
Jennifer Erickson
Motorola, Inc.
+1 847-435-5320
Jennifer.erickson@motorola.com
Investor contact:
Dean Lindroth
Motorola, Inc.
+1 847-576-6899
dean.lindroth@motorola.com

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	July 4, 2009	April 4, 2009	June 28, 2008
Net sales	$5,497	$5,371	$8,082
Costs of sales	3,787	3,875	5,757

Gross margin	1,710	1,496	2,325

Selling, general and administrative expenses	822	869	1,115
Research and development expenditures	775	847	1,048
Separation-related transaction costs	—	—	20
Other charges	33	158	56
Intangibles amortization and IPR&D	70	71	81

Operating earnings (loss)	10	(449)	5

Other income (expense):
Interest expense, net	(30)	(35)	(10)
Gain (loss) on sales of investments and businesses, net	30	(20)	39
Other	23	70	(92)

Total other income (expense)	23	15	(63)

Earnings (loss) from continuing operations before income taxes	33	(434)	(58)

Income tax benefit	(2)	(146)	(55)

Earnings (loss) from continuing operations	35	(288)	(3)

Earnings from discontinued operations, net of tax	—	60	—

Net earnings (loss)	35	(228)	(3)

Less: Earnings (loss) attributable to the noncontrolling interest	9	3	(7)

Net earnings (loss) attributable to Motorola, Inc.	$26	$(231)	$4

Amounts attributable to Motorola, Inc. common shareholders
Earnings (loss) from continuing operations, net of tax	$26	$(291)	$4
Earnings from discontinued operations, net of tax	—	60	—

Net earnings (loss)	$26	$(231)	$4

Earnings (loss) per common share
Basic:
Continuing operations	$0.01	$(0.13)	$0.00
Discontinued operations	—	0.03	—

	$0.01	$(0.10)	$0.00

Diluted:
Continuing operations	$0.01	$(0.13)	$0.00
Discontinued operations	—	0.03	—

	$0.01	$(0.10)	$0.00

Weighted average common shares outstanding
Basic	2,293.9	2,280.5	2,262.6
Diluted	2,306.4	2,280.5	2,269.5

Dividends paid per share	$—	$0.05	$0.05

	Percentage of Net Sales*
Net sales	100%	100%	100%
Costs of sales	68.9%	72.1%	71.2%

Gross margin	31.1%	27.9%	28.8%

Selling, general and administrative expenses	15.0%	16.2%	13.8%
Research and development expenditures	14.1%	15.8%	13.0%
Separation-related transaction costs	0.0%	0.0%	0.2%
Other charges	0.6%	2.9%	0.7%
Intangibles amortization and IPR&D	1.3%	1.3%	1.0%

Operating earnings (loss)	0.2%	-8.4%	0.1%

Other income (expense):
Interest expense, net	-0.5%	-0.7%	-0.1%
Gain (loss) on sales of investments and businesses, net	0.5%	-0.4%	0.5%
Other	0.4%	1.3%	-1.1%

Total other income (expense)	0.4%	0.3%	-0.8%

Earnings (loss) from continuing operations before income taxes	0.6%	-8.1%	-0.7%
Income tax benefit	0.0%	-2.7%	-0.7%

Earnings (loss) from continuing operations	0.6%	-5.4%	0.0%

Earnings from discontinued operations, net of tax	0.0%	1.1%	0.0%

Net earnings (loss)	0.6%	-4.2%	0.0%

Less: Earnings (loss) attributable to the noncontrolling interest	0.2%	0.1%	-0.1%

Net earnings (loss) attributable to Motorola, Inc.	0.5%	-4.3%	0.0%

*	Percents may not add up due to rounding

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Six Months Ended
	July 4, 2009	June 28, 2008
Net sales	$10,868	$15,530
Costs of sales	7,662	11,060

Gross margin	3,206	4,470

Selling, general and administrative expenses	1,691	2,298
Research and development expenditures	1,622	2,102
Separation-related transaction costs	—	20
Other charges	191	150
Intangibles amortization and IPR&D	141	164

Operating loss	(439)	(264)

Other income (expense):
Interest expense, net	(65)	(12)
Gain on sales of investments and businesses, net	10	58
Other	93	(97)

Total other income (expense)	38	(51)

Loss from continuing operations before income taxes	(401)	(315)

Income tax benefit	(148)	(122)

Loss from continuing operations	(253)	(193)

Earnings from discontinued operations, net of tax	60	—

Net loss	(193)	(193)

Less: Earnings (loss) attributable to the noncontrolling interest	12	(3)

Net loss attributable to Motorola, Inc.	$(205)	$(190)

Amounts attributable to Motorola, Inc. common shareholders
Loss from continuing operations, net of tax	$(265)	$(190)
Earnings from discontinued operations, net of tax	60	—

Net loss	$(205)	$(190)

Earnings (loss) per common share
Basic:
Continuing operations	$(0.12)	$(0.08)
Discontinued operations	0.03	—

	$(0.09)	$(0.08)

Diluted:
Continuing operations	$(0.12)	$(0.08)
Discontinued operations	0.03	—

	$(0.09)	$(0.08)

Weighted average common shares outstanding
Basic	2,286.5	2,260.5
Diluted	2,286.5	2,260.5

Dividends paid per share	$0.05	$0.10

	Percentage of Net Sales*
Net sales	100%	100%
Costs of sales	70.5%	71.2%

Gross margin	29.5%	28.8%

Selling, general and administrative expenses	15.6%	14.8%
Research and development expenditures	14.9%	13.5%
Separation-related transaction costs	0.0%	0.1%
Other charges	1.8%	1.0%
Intangibles amortization and IPR&D	1.3%	1.1%

Operating loss	-4.0%	-1.7%

Other income (expense):
Interest expense, net	-0.6%	-0.1%
Gain on sales of investments and businesses, net	0.1%	0.4%
Other	0.9%	-0.6%

Total other income (expense)	0.3%	-0.3%

Loss from continuing operations before income taxes	-3.7%	-2.0%
Income tax benefit	-1.4%	-0.8%

Loss from continuing operations	-2.3%	-1.2%

Earnings from discontinued operations, net of tax	0.6%	0.0%

Net loss	-1.8%	-1.2%

Less: Earnings (loss) attributable to the noncontrolling interest	0.1%	0.0%

Net loss attributable to Motorola, Inc.	-1.9%	-1.2%

*	Percents may not add up due to rounding

Motorola, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	July 4,	April 4,	June 28,
	2009	2009	2008
Assets
Cash and cash equivalents	$2,881	$3,265	$2,757
Sigma Fund	3,489	2,587	3,856
Short-term investments	45	19	595
Accounts receivable, net	3,689	3,689	4,495
Inventories, net	1,660	2,071	2,758
Deferred income taxes	1,320	1,161	1,882
Other current assets	2,630	2,919	3,876

Total current assets	15,714	15,711	20,219

Property, plant and equipment, net	2,280	2,322	2,575
Sigma Fund	72	257	555
Investments	446	498	746
Deferred income taxes	2,094	2,445	3,074
Goodwill	2,822	2,822	4,358
Other assets	1,676	1,708	2,212

Total assets	$25,104	$25,763	$33,739

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$40	$63	$145
Accounts payable	2,188	2,265	3,806
Accrued liabilities	5,956	6,728	7,623

Total current liabilities	8,184	9,056	11,574

Long-term debt	3,899	3,878	3,971
Other liabilities	3,398	3,463	2,886

Total Motorola, Inc. stockholders’ equity	9,523	9,275	15,204

Noncontrolling interest	100	91	104

Total liabilities and stockholders’ equity	$25,104	$25,763	$33,739

Financial Ratios:
Total cash*	$6,487	$6,128	$7,763
*Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	July 4, 2009	April 4, 2009	June 28, 2008
Operating
Net earnings (loss) attributable to Motorola, Inc.	$26	$(231)	$4
Less: Earnings (loss) attributable to the noncontrolling interest	9	3	(7)

Net earnings (loss)	35	(228)	(3)
Earnings from discontinued operations, net of tax	—	60	—

Earnings (loss) from continuing operations	35	(288)	(3)
Adjustments to reconcile loss from continuing operations to net cash provided by (used for) operating activities:
Depreciation and amortization	192	190	212
Non-cash other charges (income)	(9)	4	117
Share-based compensation expense	74	76	88
Loss (gain) on sales of investments and businesses, net	(30)	20	(39)
Gain from the extinguishment of long-term debt	—	(67)	—
Deferred income taxes	162	(197)	(192)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	1	(204)	246
Inventories	408	582	183
Other current assets	290	217	(104)
Accounts payable and accrued liabilities	(848)	(1,355)	(159)
Other assets and liabilities	(125)	8	(145)

Net cash provided by (used for) operating activities	150	(1,014)	204

Investing
Acquisitions and investments, net	(6)	(15)	(34)
Proceeds from sales of investments and businesses, net	89	137	51
Distributions from investments	—	—	81
Capital expenditures	(66)	(71)	(120)
Proceeds from sales of property, plant and equipment	3	3	—
Proceeds from sales (purchases) of Sigma Fund investments, net	(649)	1,319	156
Proceeds from sales (purchases) of short-term investments, net	(26)	206	(130)

Net cash provided by (used for) investing activities	(655)	1,579	4

Financing
Repayment of commercial paper and short-term borrowings, net	(23)	(31)	(27)
Repayment of debt	—	(129)	—
Issuance of common stock	—	56	76
Payment of dividends	—	(114)	(113)
Other, net	6	—	(6)

Net cash used for financing activities	(17)	(218)	(70)

Effect of exchange rate changes on cash and cash equivalents	138	(146)	(74)

Net increase (decrease) in cash and cash equivalents	(384)	201	64
Cash and cash equivalents, beginning of period	3,265	3,064	2,693

Cash and cash equivalents, end of period	$2,881	$3,265	$2,757

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	July 4, 2009	June 28, 2008
Operating
Net loss attributable to Motorola, Inc.	$(205)	$(190)
Less: Earnings (loss) attributable to the noncontrolling interest	12	(3)

Net loss	(193)	(193)
Earnings from discontinued operations, net of tax	60	—

Loss from continuing operations	(253)	(193)
Adjustments to reconcile loss from continuing operations to net cash used for operating activities:
Depreciation and amortization	382	416
Non-cash other charges (income)	(5)	116
Share-based compensation expense	150	166
Gain on sales of investments and businesses, net	(10)	(58)
Gain from the extinguishment of long-term debt	(67)	—
Deferred income taxes, including change in valuation allowance	(35)	(470)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(203)	873
Inventories	990	137
Other current assets	507	(270)
Accounts payable and accrued liabilities	(2,203)	(795)
Other assets and liabilities	(117)	(61)

Net cash used for operating activities	(864)	(139)

Investing
Acquisitions and investments, net	(21)	(174)
Proceeds from sales of investments and businesses, net	226	71
Distributions from investments	—	82
Capital expenditures	(137)	(231)
Proceeds from sales of property, plant and equipment	6	5
Proceeds from sales of Sigma Fund investments, net	670	787
Proceeds from sales of short-term investments, net	180	17

Net cash provided by investing activities	924	557

Financing
Repayment of commercial paper and short-term borrowings, net	(54)	(81)
Repayment of debt	(129)	(114)
Issuance of common stock	56	82
Purchase of common stock	—	(138)
Payment of dividends	(114)	(227)
Other, net	6	(7)

Net cash used for financing activities	(235)	(485)

Effect of exchange rate changes on cash and cash equivalents	(8)	72

Net increase (decrease) in cash and cash equivalents	(183)	5
Cash and cash equivalents, beginning of period	3,064	2,752

Cash and cash equivalents, end of period	$2,881	$2,757

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s Net sales by reportable segment for the three and six months ended July 4, 2009 and June 28, 2008.

	Net Sales
	Three Months Ended	Three Months Ended	% Change from
	July 4, 2009	June 28, 2008	2008

Mobile Devices	$1,829	$3,334	-45%
Home and Networks Mobility	2,001	2,738	-27%
Enterprise Mobility Solutions	1,685	2,042	-17%

Segment Totals	5,515	8,114	-32%
Other and Eliminations	(18)	(32)	-44%

Company Totals	$5,497	$8,082	-32%

	Net Sales
	Six Months Ended	Six Months Ended	% Change from
	July 4, 2009	June 28, 2008	2008
Mobile Devices	$3,630	$6,633	-45%
Home and Networks Mobility	3,992	5,121	-22%
Enterprise Mobility Solutions	3,284	3,848	-15%

Segment Totals	10,906	15,602	-30%
Other and Eliminations	(38)	(72)	-47%

Company Totals	$10,868	$15,530	-30%

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s Operating earnings (loss) by reportable segment for the three and six months ended July 4, 2009 and June 28, 2008.

	Operating Earnings (Loss)
	Three Months Ended	Three Months Ended
	July 4, 2009	June 28, 2008
Mobile Devices	$(253)	$(346)
Home and Networks Mobility	153	245
Enterprise Mobility Solutions	227	377

Segment Totals	127	276
Other and Eliminations	(117)	(271)

Company Totals	$10	$5

	Operating Earnings (Loss)
	Six Months Ended	Six Months Ended
	July 4, 2009	June 28, 2008
Mobile Devices	$(762)	$(764)
Home and Networks Mobility	268	398
Enterprise Mobility Solutions	383	627

Segment Totals	(111)	261
Other and Eliminations	(328)	(525)

Company Totals	$(439)	$(264)